FOR IMMEDIATE RELEASE

Contact: Paul Caminiti / Jonathan Doorley

Sard Verbinnen & Co

212-687-8080

VECTOR CLOSES OFFERING OF $230 MILLION OF

VARIABLE INTEREST CONVERTIBLE SENIOR NOTES

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Miami, FL, November 20, 2012 - Vector Group Ltd. (NYSE: VGR) (“Vector” or the “Company”) today announced the closing of its previously announced registered public offering of $230.0 million aggregate principal amount of its Variable Interest Convertible Senior Notes due 2019 (the “Notes”), which includes the underwriter’s full exercise of its over-allotment option (the “Notes Offering”). The Notes will bear cash interest at a rate of 2.50% per year, plus an additional amount of interest based on the amount of cash dividends per share actually paid by the Company on its common stock, provided that the interest payable on the Notes shall not be less than 7.50% per year.

In connection with the Notes Offering, the Company entered into a share lending agreement with Jefferies & Company, Inc. (in such capacity, the “Share Borrower”), under which it lent the Share Borrower 6,114,000 shares of its common stock, par value $0.10 per share (the “Borrowed Shares”), to facilitate hedging transactions related to the Notes Offering. Within one business day after the closing of the Notes Offering, the Share Borrower will return 3,057,000 of the Borrowed Shares to the Company, reducing the number of shares outstanding under the share lending agreement to 3,057,000 shares. Subject to certain limitations, the Share Borrower may from time to time during the term of the share lending agreement borrow from the Company up to 1,000,000 additional shares of the Company’s common stock for additional offerings that may be made in subsequent offerings, on a delayed basis, in transactions that may include block sales, sales in the over-the-counter market, sales pursuant to negotiated transactions or otherwise.

The Company intends to use the net proceeds received from the Notes Offering for general corporate purposes, including in its existing tobacco business and in additional investments in real estate through its wholly owned subsidiary, New Valley LLC. The Company may also consider using a portion of the proceeds of the Notes Offering to address upcoming debt maturities. The Company will not receive any proceeds from the offering of the Borrowed Shares, but the Company will receive a nominal loan fee from the Share Borrower for the use of the Borrowed Shares, which the Company intends to use for general corporate purposes.

Jefferies & Company, Inc. acted as the underwriter for the Notes Offering and the offering of the Borrowed Shares. Copies of the prospectus supplement and the accompanying prospectus relating to the Notes Offering and the offering of the Borrowed Shares may be obtained from Jefferies & Company, Inc., Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, NY 10022, by email at Prospectus_Department@Jefferies.com, or by telephone at (877) 547-6340.

This news release does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes, the Borrowed Shares or any other securities, nor will there be any sale of the Notes, the Borrowed Shares or any other securities in any state or jurisdiction in which such an offer, solicitation or sale is not permitted.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “anticipates”, “believes”, “estimates”, “expects”, “plans”, “intends” and similar expressions. These statements reflect the Company’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements.

All information set forth in this press release is as of November 20, 2012. Vector does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Information about certain other potential factors that could affect Vector’s business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included from time to time in Vector’s filings with the SEC, including Part I, Item 1A “Risk Factors” of Vector’s Annual Report on Form 10-K for the year ended December 31, 2011 and Part II, Item 1A “Risk Factors” of Vector’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012.

Vector has filed a registration statement (including prospectus) with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Vector has filed with the SEC for more complete information about Vector and these offerings. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

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Vector Group is a holding company that indirectly owns Liggett Group LLC and Vector Tobacco Inc. and directly owns New Valley LLC.